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                                     BYLAWS

                                       OF

                                QUOIN CORPORATION

                                    ARTICLE I

                                     Offices

Quoin Corporation (the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the state of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                   ARTICLE II

                                      Books

The books and records of the Corporation may be kept (except as otherwise provided by the laws of the State of Delaware) outside of the State of Delaware and at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE III

                                  Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of Directors and the transaction of such other business as may properly come before that meeting shall be held at the principal business office of the Corporation, or at such other place either within or without the State of Delaware as may be specified by the Board of Directors, and on such date as may be designated by the Board of Directors, or as soon after such day as may be practicable and stated in the notice of the meeting, or waiver of notice thereof.

Written notice of the place designated for the annual meeting of the stockholders of the Corporation shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than 10 and not more than 60 days prior to the meeting, but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. If mailed, the notice shall be directed to each stockholder at his or her address as the same appears on the stock ledger of the Corporation unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in the request.

Section 2. Special Meetings. Special meetings of the stockholders of the Corporation shall be held whenever called in the manner required by the laws of the State of Delaware for purposes as to which there are special statutory provisions, and for other purposes whenever called by resolution of the Board of Directors, or by the President, or by the holders of a majority of the outstanding shares of capital stock of the Corporation the holders of which are entitled to vote on matters that are to be voted on at the meeting. Any special meeting of stockholders may be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as may be specified in the notice thereof or waiver of notice thereof. Business transacted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice thereof.

Except as otherwise expressly required by the laws of the State of Delaware, written notice of each special meeting, stating the day, hour and place, and in general terms the business to be transacted thereat, shall be delivered personally or mailed to each stockholder entitled to vote thereat not less than 10 and not more than 60 days before the meeting. If mailed, the notice shall be directed to each stockholder at his or her


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address as the same appears on the stock ledger of the Corporation unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in the request. At any special meeting at which all stockholders are present, or of which all stockholders not present have waived notice in writing, the giving of notice may be dispensed with.

Section 3. List of Stockholders. The officer of the corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 4. Quorum. At any meeting of the stockholders of the corporation, except as otherwise expressly provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, there must be present, either in person or by proxy, in order to constitute a quorum, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting. At any meeting of stockholders at which a quorum is not present, the holders of, or proxies for, a majority of the stock which is represented at the meeting, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At the adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Organization. The President shall call to order meetings of the stockholders and shall act as chairman of the meetings. The Board of Directors or the stockholders may appoint any stockholder or any Director or officer of the Corporation to act as chairman of any meeting in the absence of the President.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

Section 6. Voting. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, each stockholder of record of the Corporation shall, at every meeting of the stockholders of the Corporation, be entitled to 1 vote for each share of stock standing in his or her name on the books of the Corporation on any matter on which he or she is entitled to vote. The votes may be cast either in person or by proxy, appointed by an instrument in writing, subscribed by the stockholder or by his or her duly authorized attorney, and filed with the Secretary before being voted on, but no proxy shall be voted after 3 years from its date, unless the proxy provides for a longer period. If the Certificate of Incorporation is amended to provide for more or less than 1 vote for any share of capital stock of the Corporation on any matter, then any and every reference in these Bylaws to a majority or other proportion of capital stock shall refer to the majority or other proportion of the votes of the stock.

The vote on all elections of Directors and on any other questions before the meeting need not be by ballot, except upon demand of any stockholder.

When a quorum is present at any meeting of the stockholders of the Corporation, action on a matter is approved if the votes cast in favor of the action exceed the votes cast in opposition to the action, unless the question is one upon which, under any provision of the laws of the State of Delaware or of the Certificate of Incorporation, a different vote is required, in which case that provision shall govern and control the decision of the question.


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Section 7. Consent. Unless the Certificate of Incorporation is amended to provide otherwise, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of the laws of the State of Delaware or of the Certificate of Incorporation, that corporate action may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing.


                                   ARTICLE IV

                                    Directors

Section 1. Number, Election and Term of Office. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors which shall constitute the whole Board shall be 2, or the number as may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors need not be stockholders. Directors shall be elected at the annual meeting of the stockholders of the Corporation, except as provided in
Section 2 of this Article, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified.

In addition to the powers by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the corporation as are not required to be exercised or done by the stockholders by the laws of the State of Delaware, the Certificate of Incorporation, or these Bylaws.

Section 2. Vacancies and Newly Created Directorships. Except as hereinafter provided, any vacancy in the office of a Director occurring for any reason other than the removal of a Director pursuant to Section 3 of this Article, and any newly created Directorship resulting from any increase in the authorized number of Directors, may be filled by a majority of the Directors then in office or by a sole remaining Director. If any vacancy in the office of a Director occurs as a result of the removal of a Director pursuant to Section 3 of this Article, or if vacancies occur contemporaneously in the offices of all of the Directors, the vacancy or vacancies shall be filled by the stockholders of the Corporation at a meeting of stockholders called for that purpose. Directors chosen or elected as aforesaid shall hold office until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified.

Section 3. Removals. At any meeting of stockholders of the Corporation called for the purpose, the holders of a majority of the shares of capital stock of the Corporation entitled to vote at the meeting may remove any or all of the Directors from office, with or without cause.

Section 4. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall from time to time be determined by resolution of the Board.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by the President or any two Directors on notice given to each Director, and such meetings shall be held at the principal business office of the Corporation or at such other place or places, either within or without the State of Delaware, as shall be specified in the notices thereof.

Section 6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual election of Directors and on the same day, at the same place at which regular meetings of the Board of Directors are held, or at such other time and place as may be provided by resolution of the Board. The meeting may be held at any other time or place which shall be specified in a notice given, as hereinafter provided, for special meetings of the Board of Directors.


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Section 7. Notice. Notice of any meeting of the Board of Directors requiring notice shall be given to each Director by mailing the notice at least 48 hours, or by telegraphing the notice at least 12 hours, before the time fixed for the meeting. Attendance of a Director at a meeting shall constitute waiver of notice of the meeting, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 8. Quorum. At all meetings of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. Except as may be otherwise specifically provided by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, if a quorum is present, the affirmative vote of a majority of the Directors present at the time of the vote shall be the act of the Board of Directors. If a quorum is not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 9. Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

Section 10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating can hear each other. Participation in a meeting pursuant to this Section 10 shall constitute presence in person at that meeting.

Section 11. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 12. Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified therein, or, if the time is not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of the resignation shall not be necessary to make it effective.

                                    ARTICLE V

                                    Officers

Section 1. Number, Election and Term of Office. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such assistant officers as the Board of Directors or the President designates. The officers of the Corporation may also include one or more Vice Presidents as may be designated by the Board of Directors. The officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of the stockholders, and shall hold their respective offices until their successors are duly elected and have qualified. Any number of offices may be held by the same person.

Section 2. President. The President need not be a Director, and shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. The President shall ensure that the books, reports, statements, certificates and other records of the Corporation are kept, made or filed in accordance with the laws of the State of Delaware. The President shall attend all meetings of the Board of Directors and all meetings of the stockholders, and may cause to be called regular and special meetings of the stockholders and of the Board of Directors in accordance with these Bylaws. The President may sign, execute and deliver in the name of the Corporation all deeds,


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mortgages, bonds, contracts or other instruments authorized by the Board of
Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or where any of them shall be required by law otherwise to be signed, executed or delivered. The President may sign, with the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. The President shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly elected or appointed officers, subject to the approval of the Board of Directors. In addition to the powers and duties expressly conferred upon the President by these Bylaws and except as otherwise specifically provided by the laws of the State of Delaware, the President has such other powers and duties as shall from time to time be assigned by the Board of Directors.

Section 3. Secretary. The Secretary may sign all certificates of stock of the Corporation. The Secretary shall record all the proceedings of the meetings of the Board of Directors and of the stockholders of the Corporation in books to be kept for that purpose. The Secretary shall have custody of the seal of the Corporation and may affix the same to any instrument requiring such seal when authorized by the Board of Directors, and when so affixed he may attest the same by his signature. The Secretary shall keep the transfer books, in which all transfers of the capital stock of the Corporation shall be registered, and the stock books, which shall contain the names and addresses of all holders of the capital stock of the Corporation and the number of shares held by each. The stock and transfer books shall be kept open daily during business hours to the inspection of every stockholder and for transfer of stock. The Secretary shall notify the Directors and stockholders of their respective meetings as required by law or by these Bylaws, and shall perform such other duties as may be required by law or by these Bylaws, or which may be assigned from time to time by the Board of Directors. An Assistant Secretary may, during the absence or disability of the Secretary, discharge all responsibilities imposed upon the Secretary of the Corporation, including, without limitation, attest the execution of all documents by the Corporation.

Section 4. Treasurer. The Treasurer shall have charge of the funds and securities of the Corporation, and may sign all certificates representing shares of capital stock. The Treasurer shall keep full and accurate accounts of all receipts and disbursements of the Corporation in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories the Board of Directors may designate. The Treasurer shall disburse the fluids of the Corporation as may be ordered by the Board, and shall render to the President or the Directors, whenever they may require it, an account of all transactions as Treasurer and an account of the business and financial position of the Corporation. An Assistant Treasurer may, during the absence or disability of the Treasurer, discharge all responsibilities imposed upon the Treasurer of the Corporation.

Section 5. Vice Presidents. The Board of Directors may from time to time designate and elect a Vice President or Vice Presidents who shall have such powers and duties as the Board of Directors may from time to time prescribe.

Section 6. Assistant Officers. The Board of Directors or the President may from time to time designate and elect assistant officers, including one or more Assistant Secretaries or Assistant Treasurers, who shall have such powers and duties as the officers whom they are elected to assist specify and delegate to them, and such other powers and duties as the Board of Directors or the President may from time to time prescribe.

Section 7. Transfer of Duties. The Board of Directors in its absolute discretion may transfer the power and duties, in whole or in part, of any officer to any other officer, or persons, notwithstanding the provisions of these Bylaws, except as otherwise provided by the laws of the State of Delaware.

Section 8. Vacancies. If the office of President, Secretary or Treasurer, or of any other officer or agent becomes vacant for any reason, the Board of Directors may choose a successor to hold office for the unexpired term.


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Section 9. Removals. At any meeting of the Board of Directors called for the purpose, any officer or agent of the Corporation may be removed from office, with or without cause, by the affirmative vote of a majority of the entire Board of Directors.

Section 10. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 11. Resignations. Any officer or agent of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE VI

                           Contracts, Checks and Notes

Section 1. Contracts. Unless the Board of Directors shall otherwise specifically direct, all contracts of the Corporation shall be executed in the name of the Corporation by the President of the Corporation or his or her designee.

Section 2. Checks and Notes. All checks, drafts, bills of exchange and promissory notes and other negotiable instruments of the Corporation shall be signed by such officers or agents of the Corporation as may be designated by the Board of Directors.

                                   ARTICLE VII

                                      Stock

Section 1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or approved by the Board of Directors. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certifying the number of shares owned and the date of issue; no certificate shall be valid unless so signed. All certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued.

Where a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to serve in that capacity before the certificate is issued, it may be issued by the Corporation with the same effect as if the person still served as officer, transfer agent or registrar at the date of issue.

All certificates surrendered to the Corporation shall be cancelled and, except in the case of lost or destroyed certificates, no new certificates shall be issued until the former certificates for the same number of shares of the same class of stock shall have been surrendered and cancelled.

Section 2. Transfer of Stock. Upon surrender to the Corporation or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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                                  ARTICLE VIII

                             Registered Stockholders

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

                                   ARTICLE IX

                                Lost Certificates

Any person claiming that a certificate representing shares of stock is lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same in whatever manner the Board of Directors may require, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in a sum sufficient, in the opinion of the Board of Directors, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate. A new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed may be issued without requiring any bond when, in the judgment of the Directors, it is proper so to do.

                                    ARTICLE X

                              Fixing of Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE XI

                                    Dividends

Subject to the relevant provisions of the Certificate of Incorporation, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


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                                   ARTICLE XII

                                Waiver of Notice

Whenever any notice is required to be given by statute or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be equivalent thereto, unless otherwise provided by law.

                                  ARTICLE XIII
                                   Fiscal Year

The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

                                   ARTICLE XIV
                                   Amendments

Subject to the provisions of the Certificate of Incorporation, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of the alteration, amendment or repeal of the Bylaws or of adoption of new Bylaws is contained in the notice of the special meeting.